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                                                                     EXHIBIT 4.3

                               THIRD AMENDMENT TO
               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

                  This Third Amendment, dated June 4, 2001, to Amended and Restated Registration Rights Agreement (the "Amendment") amends that certain Amended and Restated Registration Rights Agreement dated as of October 21, 1996, as amended pursuant to that certain First Amendment to Amended and Restated Registration Rights Agreement dated November 30, 1999 and that certain Second Amendment to Amended and Restated Registration Rights Agreement dated February 16, 2000, (the "Existing Agreement") by and among SpectRx, Inc., a Delaware corporation (the "Company") and the holders of Registrable Securities (as such term is defined in the Existing Agreement).

                              W I T N E S S E T H:

                  WHEREAS, the Company has determined to issue and sell to SAFECO Growth Opportunities Fund, SAFECO RST Growth Opportunities Fund and SAFECO Diversified Common Stock Portfolio, (collectively, the "Purchasers", and individually each a "Purchaser") a total of 1,500,000 shares (the "Common Shares") of common stock, par value $.001 per share, of the Company ("Common Stock") and warrants to purchase 300,000 shares (the "Warrant Shares") of Common Stock, and as a condition to the obligation of Purchasers to purchase shares of Common Stock, the Company has granted to Purchasers, and their successors and assigns, certain registration rights pursuant to that certain Registration Rights Agreement (the "RRA") of even date herewith in respect of the Common Shares and the Warrant Shares;

                  WHEREAS, the RRA requires the Company to file a registration statement (the "SAFECO Registration Statement") for the Common Shares and the Warrant Shares and the Company plans to file the SAFECO Registration Statement within 30 days of the date hereof;

                  WHEREAS, the holders of at least a majority of the Registrable Securities for the benefit of the Company have agreed, as an inducement for the Purchasers to invest in the Company, to waive any rights they or any other Holder (as defined in the Existing Agreement) may have under the Existing Agreement to include their shares in the SAFECO Registration Statement and to amend the Existing Agreement by entering into this Amendment;

                  WHEREAS, in consideration for such waiver and amendment of the Existing Agreement, the Company has agreed to extend the term of the Existing Agreement by an additional two years;
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                  NOW, THEREFORE, in consideration of the mutual promises and other terms and conditions set forth in the Existing Agreement and this Amendment, the parties hereto agree as follows:

                  1. EFFECTIVENESS OF AMENDMENT. The Company and the holders of Registrable Securities who have executed and delivered this Amendment below acknowledge and agree that the Existing Agreement is hereby amended by this Amendment pursuant to the provisions of Section 14 of the Existing Agreement whereby any provision of the Existing Agreement may be amended with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding, and further acknowledge and agree that such Amendment shall be binding upon each holder of Registrable Securities then outstanding and each future holder of all Registrable Securities of the Company.

                  2.       AMENDMENT.

                  (a) The parties hereto agree that the introductory paragraph of Section 4(a) is hereby amended to delete the word "or" immediately preceding "(iii)" and inserting the following immediately after the phrase "a registration solely to a Commission Rule 145 transaction":

                  "or, (iv) a registration of securities pursuant to that certain Registration Rights Agreement dated June 4, 2001 by an among the Company and SAFECO Growth Opportunities Fund, SAFECO RST Growth Opportunities Fund, SAFECO Diversified Common Stock Portfolio"

                  (b) The parties hereto agree that Section 13 is hereby amended to replace the words "four years" with the words "six years".

                  3. WAIVER. The parties hereto, for themselves and for all other Holders, irrevocably waive any rights to include in the SAFECO Registration Statement any shares of Common Stock owned by any of the Holders.


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                  IN WITNESS WHEREOF, the parties have caused this Amendment to the Existing Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.


                            SPECTRX, INC.


                            By:    /S/  Mark A. Samuels
                                ------------------------------------------------
                            Title: Chairman and Chief Executive Officer
                                   ---------------------------------------------


                            HILLMAN MEDICAL VENTURES 1993 L.P.,
                              a Delaware limited partnership

                            By:  Hillman/Dover Limited Partnership,
                                 general partner

                            By:  Wilmington Securities, Inc.,
                                 its sole general partner

                            By:  /S/  Andrew H. McQuarrie
                               -------------------------------------------------
                            Name:     Andrew H. McQuarrie
                                  ----------------------------------------------
                            Title:    Vice President
                                   ---------------------------------------------


                            NORO-MOSELEY PARTNERS II, L.P.,
                              a Georgia limited partnership

                            By:  Moseley & Company, II, L.P.
                                 general partner

                            By:     /S/ Russell R. French
                               -------------------------------------------------
                            Name:       Russell R. French
                                  ----------------------------------------------
                            Title:      Member
                                   ---------------------------------------------


                            ABBOTT LABORATORIES

                            By:     /S/ Thomas D. Brown
                                 -----------------------------------------------
                            Name:       Thomas D. Brown
                                  ----------------------------------------------
                            Title:  President, Diagnostics Division and Sr. Vice
                                   ---------------------------------------------
                                    President
                            ----------------------------------------------------


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